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(Translation)                                                        Exhibit 1.4

                 REGULATIONS OF THE BOARD OF STATUTORY AUDITORS


                                                Enacted on September 1, 1995
                                                Amended on November 21, 2003


Article 1.   (Purpose)

           These Regulations aim at the proper and smooth operation of the Board of Statutory Auditors of the Company in accordance with laws and rules of Japan and the Articles of Incorporation, and conforming to the relevant regulations of the Securities and Exchange Commission of the United States ("SEC").

Article 2.   (Organization)

           The Board of Statutory Auditors shall be organized by all the statutory auditors.

Article 3.   (Authority)

           The Board of Statutory Auditors shall receive reports and discuss or make resolutions on important issues concerning the audits.

Article 4.   (Meetings)

           The Meetings of the Board of Statutory Auditors shall in principal be held once every three months; provided, however, extraordinary Meetings may be held whenever necessary.

Article 5.   (Convener and Chairman)

           The Meeting of the Board of Statutory Auditors shall be convened by a statutory auditor previously determined by a resolution of the Board of Statutory Auditors. Should he be unable to so act, one of the other statutory auditors shall act in this place.

2. The statutory auditor who convened the Meeting as stated in the previous paragraph shall chair the Meeting.

Article 6.   (Notice of Convocation)

           A notice of the convocation of a Meeting of the Board of Statutory Auditors shall be dispatched to each statutory auditor at least three (3) days prior to the date set for each meeting; provided, however, that this period may be shortened in case of urgent need.

2. A Meeting of the Board of Statutory Auditors may be held without the convocation procedures upon the unanimous consent of all statutory auditors.

Article 7.  (Method of Resolution)

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A decision by the Board of Statutory Auditors shall be made by a majority vote of all of the statutory auditors, except for a decision on the dismissal of the independent account auditor provided for in Article 12.2 and the approval of the Board of Statutory Auditors provided for in Article 12.3.

2. Any decision shall be made by deliberation based on thorough information.

Article 8.   (Matters Requiring Resolutions)

           Audit policies, plans, methods, allotment of duties and budgets for audit expenses shall be decided by the Board of Statutory Auditors.

2. Other matters deemed necessary to conduct audit business may be decided by the Board of Statutory Auditors.

Article 9.   (Matters to be Reported by the Statutory auditors)

           Statutory auditors shall report the progress of their executed business as necessary and whenever requested by the Board of Directors.

2. Statutory auditors, who received a report from a director, an independent account auditor or others, shall report the matters to the Board of Statutory Auditors.

Article 10.  (Reports from Director or Independent Account Auditor)

           The Board of Statutory Auditors shall discuss the necessary measures when it receives a report on the matters enumerated below.

           1) When the Board receives a report from a director that he has found an act which is anticipated to cause serious damage to the company.

           2) When the Board receives a report from an independent account auditor that he had found an unjust act or material fact in violation of laws and rules, or the Articles of Incorporation in relation to the execution of director's duties.

Article 11.  (Audit Report)

           The Board of Statutory Auditors shall receive accounting documents from the directors and audit reports from independent account auditors.

2. The Board of Statutory Auditors shall receive reports on matters stated in the audit reports made by independent account auditors and shall discuss and make its own audit reports.
3. An additional note shall be appended to the audit report of the Board of Statutory Auditors, when a statutory auditor states a different opinion.
4. The audit report of the Board of Statutory Auditors shall be signed and sealed by each statutory auditor and each full-time statutory auditor shall make a record to that effect.

Article 12. (Resolutions on the Appointment, Rejection of Reappointment or Dismissal of Independent Account Auditors)

The following matters concerning the appointment, rejection of reappointment and dismissal of the independent account auditors shall be resolved by the Board of Statutory Auditors.

             1) Approval of the proposal, on appointment, rejection of
                reappointment, dismissal of the independent account auditors, to be submitted to the shareholders' Meetings.
             2) Request to place the agenda of appointment, rejection of reappointment and dismissal of the independent

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                account auditors to the Shareholders' Meetings.
             3) Request for submission of the proposal on appointment, rejection of reappointment or dismissal of independent account auditors to the Shareholders' Meetings.
             4) Appointment of a person to temporarily execute the business of the independent account auditor in case of vacancy in the position of independent account auditors.

2. The Board of Statutory Auditors shall, upon unanimous consent of all statutory auditors, dismiss an independent account auditor subject to a cause of dismissal provided by law. In this case, an statutory auditor appointed by the Board of Statutory Auditors shall explain the dismissal and its cause at the first Shareholders' Meeting to be held after the dismissal.

Article 12-2. (Right to Approve or Demand Proposals regarding Election of
              Statutory Auditors)

The following decisions regarding an election of statutory auditors shall be made by resolution of the Board of Statutory Auditors:

             1) Approval of a proposal for an election of statutory auditors to be presented to a general meeting of shareholders;
             2) Demand for an election of statutory auditors to be included in the agenda of a general meeting of shareholders; or
             3) Demand for an election of statutory auditors to be proposed to a general meeting of shareholders.

Article 12-3. (Approval of the Board of Statutory Auditors)

Approval of the following proposals, etc., by the Board of Statutory Auditors shall require the unanimous consent of the Board of Statutory Auditors:

             1) Releasing directors from liabilities, which will be proposed to a general meeting of shareholders;
             2) Amending the Articles of Incorporation to allow directors to be released from liabilities by resolution of the Board of Directors;
             3) Releasing directors from liabilities, which will be proposed to a meeting of the Board of Directors pursuant to the provision in the Articles of Incorporation;
             4) Amending the Articles of Incorporation to authorize to enter into limited liability agreements with outside directors; or
             5) Participating in lawsuits in order for the Company to provide support for directors.

Article 13.  (Consultation regarding Exercise of Rights by Statutory Auditors)

Statutory Auditors may engage in prior consultation with the Board of Statutory Auditors regarding the exercise of their rights or the performance of their duties with respect to the following matters:

             1) Response to a written inquiry made to the Statutory Auditor by a shareholder prior to a general meeting of shareholders;
             2) Reporting to the Board of Directors, or a demand that the Board of Directors convene a meeting of the Board of Directors, etc.;
             3) Expression of opinions on the proposals, documents and other materials to be presented at a general meeting of shareholders;
             4) Demand for injunctive relief for the unlawful conduct of director(s);
             5) Expression of opinions at a general meeting of shareholders regarding the election, dismissal, resignation and remuneration of statutory auditor(s);
             6) Matters concerning lawsuits between the Company and director(s);
                and

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             7) Any other matters concerning the filing of a lawsuit, etc.

Article 14. (Discussion on the Mutual Voting Election and Remuneration of Full-time and Permanent Statutory auditors)

             The Board of Statutory Auditors shall make resolutions by unanimous consent of all statutory auditors on the mutual voting election and remuneration of the full-time statutory auditor, as well as the permanent statutory auditors.

Article 15. (Prior Approval regarding Provision of Services by the Accounting Auditor)

In accordance with the regulations, etc. of the SEC, the Statutory Auditors shall grant approval, regarding the services provided by the accounting auditor registered with the Public Company Accounting Oversight Board ("PCAOB"), pursuant to the "Prior Approval Policies for Audit and Non-Audit Services" to be separately prescribed.

Article 16.  (Minutes)

             The outline of the proceedings of the meetings of the Board of Statutory Auditors and the results thereof shall be recorded in writing or electronically in the minutes of the Board of Statutory Auditors, and the statutory auditors present at the meeting shall affix their names and seal impressions thereto or electronically sign such minutes.

Article 17.  (Administration Office)

             Auditors Office shall be placed in the Board of Statutory Auditors and administrate the operation of the Board of Statutory Auditors.

Article 18.  (Amendment and Abolition)

             Any amendment and abolition of these regulations shall be subject to the resolution of the Board of Directors.

                                                                         - End -